UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pzena Investment Management, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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320 PARK AVENUE | NEW YORK, NEW YORK 10022

April 5, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pzena Investment Management, Inc. The meeting will be a virtual meeting of stockholders and will be held at 10:00 a.m. EDT on Wednesday, May 19, 2021.  To be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/PZN2021, you must enter the control number found on your proxy card or voting instruction form.  Once admitted to the Annual Meeting you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the meeting. Our directors and executive officers will be present at the meeting to respond to questions from our stockholders.

All holders of record of the Company’s shares of common stock outstanding as of the close of business on March 23, 2021 will be entitled to vote at the Annual Meeting.

Your vote is very important to us.  We follow the SEC’s notice-and-access model of providing our annual report and proxy statement. You will receive a notice in the mail informing you how you can vote your shares and view our annual report and proxy statement online, along with instructions on how to request a printed copy if you would like one.

Sincerely,

Richard S. Pzena
Chairman
Chief Executive Officer
Co-Chief Investment Officer

320 PARK AVENUE | NEW YORK, NEW YORK 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 19, 2021

Notice is hereby given that the Annual Meeting of Stockholders of Pzena Investment Management, Inc. will be held at 10:00 a.m. EDT via live webcast, for the following purposes:

I.	Election of eight directors named in the accompanying proxy statement to our Board of Directors; and
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for our Company for our fiscal year ended December 31, 2021.

Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

You must have owned shares of the Company’s common stock as of the close of business on March 23, 2021 in order to be entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting. We expect to begin mailing the Notice of Internet Availability of Proxy Materials (the "Notice") on or about April 5, 2021. The Notice will contain basic information about the annual meeting and instructions on how to view our annual report on Form 10-K and our proxy materials, and how to vote electronically on the Internet. You will not receive printed copies of our proxy materials or annual report unless you request them.

To be admitted to the virtual Annual meeting at www.virtualshareholdermeeting.com/PZN2021, you must enter the control number found on your proxy card or voting instruction form.  Once admitted to the Annual Meeting you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary

New York, New York

April 5, 2021

i

Other Matters	33
Other Matters to be Considered at the Annual Meeting	33
Solicitation of Proxies	33
Section 16(a) Beneficial Ownership Reporting Compliance	33
Stockholder Proposals for the Next Annual Meeting	33
Annual Report on Form 10-K of the Company	34
Householding Information	35

ii

PZENA INVESTMENT MANAGEMENT, INC.

320 Park Avenue

New York, New York 10022

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on May 19, 2021

In this Proxy Statement, “we,” “our,” “us” and "the Company" refer to Pzena Investment Management, Inc. and its consolidated subsidiaries, and “our operating company” refers to Pzena Investment Management, LLC.

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the stockholders of Pzena Investment Management, Inc. as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of Pzena Investment Management, Inc. (the "Annual Meeting"). The Chairman’s letter, the Notice of Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, are being made available on the internet instead of mailing printed copies.  A Notice of Internet Availability of Proxy Materials will be mailed to our stockholders on or about April 5, 2021.  Stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of proxy materials to be sent by following the instructions on the notice.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2021

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials and the proxy materials are first being made available to our stockholders on or about April 5, 2021.

Date, Time and Place

We will hold the Annual Meeting on Wednesday, May 19, 2021, at 10:00 a.m. EDT, virtually at www.virtualshareholdermeeting.com/PZN2021.  To be admitted to the meeting, you must enter the control number found on your proxy card or voting instruction form.  Once admitted to the Annual Meeting you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

I.	Election of eight directors named in this Proxy Statement to our Board of Directors; and
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for our Company for our fiscal year ended December 31, 2021.

Transaction of such other business as may properly come before the Annual Meeting and any and all adjournments and postponements of the Annual Meeting.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our Company as of the close of business on March 23, 2021 (the “Record Date”). Your shares can be voted at the meeting only if you are present or represented by a valid proxy card.

All holders of common stock as of the Record Date will be entitled to vote for the election of eight directors named in this Proxy Statement to be elected at the Annual Meeting and the ratification of our independent auditors.  A list of the stockholders of record of the common stock of our Company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at our offices located at 320 Park Avenue, 8th Floor, New York, New York 10022, for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 17,132,884 shares of Class A common stock outstanding and 55,457,077 shares of Class B common stock outstanding. Each holder of Class A common stock as of the Record Date who is represented at the Annual Meeting shall be entitled to cast one vote for each share of Class A common stock held. Each holder of Class B common stock as of the Record Date who is represented at the Annual Meeting shall be entitled to cast five votes for each share of Class B common stock held. The holders of our Class A and Class B common stock, voting together, are entitled to elect the directors and ratify the appointment of the independent auditors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if he receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2021, will require the vote of the holders of a majority of the total number of votes of the common stock represented at the meeting and entitled to vote.

We have retained Broadridge Financial Solutions, Inc. to be our inspector of elections appointed for the Annual Meeting and to tabulate the votes at the Annual Meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters, for example, the proposal to ratify the appointment of our independent auditors, but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Abstentions, withheld votes, and broker non-votes will have no effect on the outcome of the vote on the election of directors.  Brokers or other nominees may exercise discretionary authority to vote on the ratification of the appointment of our independent auditors.  Accordingly, we expect there will be no broker non-votes on such proposal.

Voting by Directors and Executive Officers

At the close of business on the Record Date, the Company’s executive officers and directors collectively control (directly or indirectly) the vote of the number of outstanding shares of common stock of our Company necessary to approve each of the proposals listed herein. Each of our executive officers and directors has indicated his or her present intention to vote, or cause to be voted, his or her shares of common stock for the election of the directors named herein and for the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2021. Accordingly, each of the foregoing are assured.

How You Can Vote

Registered Holders.  If you are a registered holder of shares of our common stock (i.e., your name is listed on our transfer agent’s books as being held directly by you), you may vote in person at the Annual Meeting at www.virtualshareholdermeeting.com/PZN2021.  You will need the control number printed on your notice, proxy card or voting instruction form.

If you are a registered holder, you may also vote by proxy at the Annual Meeting. To vote by proxy go to www.proxyvote.com and follow the instructions for Internet Voting.  You will need the control number located on your notice or proxy card, as applicable.  If you request printed copies of the proxy materials, you will receive a proxy card and can simply mark your proxy card with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards.

Beneficial Holders.  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must follow in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee. Alternatively, if your broker, bank or other nominee provides, you may be entitled to vote electronically through the Internet or by telephone by following the instructions on the voting card that you receive from your broker, bank or other nominee (or an agent acting on behalf of such institution).

If your shares of common stock are held by a broker, bank or other nominee, you may also vote during the Annual Meeting at www.virtualshareholdermeeting.com/PZN2021.  You will need the control number printed on your notice, proxy card or voting instruction form.

Effect of Not Casting Your Vote

Registered Holders.  If you are a registered holder of shares of our common stock and you do not cast your vote, either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Holders.  If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors.  Your bank or broker is not allowed to vote your uninstructed shares on that proposal on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf in respect of any director.

Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of the independent auditors.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR the election of all directors named in this Proxy Statement and the ratification of the appointment of the independent auditors.  Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy Card

If you are a stockholder of record and vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•

signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), prior to the Annual Meeting;

•	submitting a later-dated proxy (either by mail, telephone or internet) prior to the Annual Meeting date; or
•	attending the virtual Annual Meeting and casting a ballot (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy card).

If you are a beneficial holder whose shares are held in the name of a broker, bank or other nominee, and you vote by the internet or by telephone, you may vote again at a later date, using the same procedure, in which case the later submitted vote will be recorded and the earlier vote revoked.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by the following persons as of the Record Date (except as otherwise noted):

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known to us to beneficially own more than 5% of our Class A common stock or Class B common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options and warrants held by that person that are exercisable within 60 days of March 23, 2021 are considered to be outstanding. However, the numbers in the percent of combined voting power column do not give effect to any options or warrants held by the persons listed in the table. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The address for those individuals for which an address is not otherwise indicated is: c/o Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, New York 10022.

	Class A Shares Beneficially Owned (1)			Class B Shares Beneficially Owned(1)			Percent of Combined
Name of Beneficial Owner	Number of Shares		Percent(2)	Number of Shares		Percent(3)	Voting Power(1)
Richard S. Pzena	4,206	(4)	*	24,764,398	(5)	44.7	42.1
John P. Goetz	—		—	5,868,481	(5)	10.6	10.0
William L. Lipsey	4,700	(6)	*	5,782,859	(5)	10.4	9.8
Chenyu Caroline Cai	228,598		1.3	980,051	(7)	1.8	1.7
Steven M. Galbraith	192,625	(8)	1.1	—		—	*
Joel M. Greenblatt	186,623	(9)	1.1	247,708	(10)	*	*
Richard P. Meyerowich	199,253	(11)	1.2	—		—	*
Charles D. Johnston	121,589	(12)	*	—		—	*
Shavar D. Jeffries	5,074		*	—		—	*
All executive officers and directors as a group (11 persons)	946,038	(13)	5.5	37,665,491	(14)	67.7	64.1	(13)(14)
A. Rama Krishna, c/o ARGA Investment Management, LP - 1010 Washington Blvd, Stamford, CT 06901	—		—	3,121,539	(15)	5.6	5.3
Punch & Associates Investment Management, Inc., 7701 France Ave., So., Suite 300, Edina, Minnesota 55435 (16)	1,879,937		11.0	—		—	*
DePrince, Race & Zollo, Inc., 250 Park Ave South, Suite 250, Winter Park, FL 32789 (17)	1,211,708		7.1	—		—	*
Renaissance Technologies LLC, 800 Third Avenue, New York, New York 10022 (18)	961,950		5.6	—		—	*

*	Less than 1%
(1)

Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share, for so long as the number of shares of our Class B common stock outstanding constitutes at least 20% of the total number of shares of our common stock outstanding.

(2)	Based on 17,132,884 shares of Class A common stock outstanding as of March 23, 2021.
(3)	Based on 55,457,077 shares of Class B common stock outstanding as of March 23, 2021.

(4)	Includes 4,100 shares of our Class A common stock held by Mr. Pzena's spouse. Mr. Pzena disclaims beneficial ownership of such shares.
(5)

Includes the number of shares of our Class B common stock listed below contributed to Pzena Investment Management, LP ("PIM LP") by the individuals named below.  On January 1, 2016, pursuant to the Amended and Restated Agreement of Limited Partnership ("LPA") of PIM LP, dated as of the same date, Messrs. Pzena, Goetz, and Lipsey and Ms. Cai became limited partners of PIM LP and contributed to PIM LP all of their direct holdings of (i) Class B units of the operating company and (ii) Class B shares of the Company in order to receive a corresponding number of limited partnership interests in PIM LP. Pursuant to the LPA, whenever a Class B unit is issued to a limited partner of PIM LP, such limited partner will be deemed to immediately and automatically contribute such unit and related Class B share to PIM LP, and PIM LP will concurrently issue to such limited partner a corresponding limited partnership interest. Pursuant to the LPA, each limited partnership interest in PIM LP will be cancelled upon redemption by a limited partner of PIM LP for Class B units and related Class B shares subject to the terms of the LPA. The Company is the general partner of PIM LP.

Includes the number of shares of our Class B common stock listed below that are directly held by certain trusts established for estate planning purposes by the named executive officers and Mr. Lipsey below, as well as Class B common stock held by Mr. Pzena's spouse. In the case of certain trusts established by Mr. Pzena, Mr. Pzena may be deemed to beneficially own the shares directly held by these trusts because he may be considered to share dispositive power over securities held by these trusts, along with their respective trustees, pursuant to the terms of the applicable trust agreements. Each of the persons listed below disclaims beneficial ownership of the number of shares of Class B common stock and the corresponding Class B units (including the shares of Class A common stock underlying the Class B units) held by the applicable trusts, and in the case of Mr. Pzena, additionally those held by his spouse.

Name of Beneficial Owner	Number of Shares of Class B Common Stock Held by Trust(s)	Number of Share of Class B Common Stock Contributed to Pzena Investment Management, LP	Number of Shares of Class B Common Stock Otherwise Held Indirectly
Richard S. Pzena	6,258,600	18,463,399	42,399 (held by spouse)
John P. Goetz	708,970	5,159,511	—
William L. Lipsey	1,271,420	4,511,439	—
Chenyu Caroline Cai	-	840,196	—

(6)	Includes 4,700 shares of Class A common stock held by an estate for which Mr. Lipsey serves as the personal representative.
(7)	Includes options to purchase 139,855 Class B units which are currently exercisable.
(8)

Includes 170,165 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, or the Director Plan.

(9)

Includes 164,163 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the Director Plan.

(10)

Includes 82,200 shares of Class B common stock held directly by family members of Mr. Greenblatt. Mr. Greenblatt disclaims beneficial ownership of all shares of Class B common stock directly held by his family members.

(11)

Includes 176,793 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the Director Plan.

(12)

Includes 80,519 shares of Phantom Stock (inclusive of additional Phantom Stock issued in connection with dividend payments made thereon), each share of which is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution of an equal number of shares of Class A common stock at such time as elected by each non-employee director at the time such deferral was elected pursuant to Section 3.4 of the Director Plan.

(13)

Includes an aggregate of 591,640 shares of Phantom Stock, the terms of which are described in footnotes 8, 9, 11 and 12 above.  As indicated in the foregoing footnotes, also includes shares of Class A common stock held by executive officers, estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.

(14)

Includes options to purchase an aggregate of 139,855 membership units in our operating company that are currently exercisable and which, upon exercise, will entitle the holders to purchase the same number of shares of our Class B common stock.  As indicated in the foregoing footnotes, also includes shares of Class B common stock held by executive officers, estate planning vehicles and family members of the executive officers and directors as to which certain beneficial ownership is disclaimed.

(15)	Includes 625,500 shares of Class B common stock held by a trust.

(16)

The number of shares owned is based on information included in the Form 13G/A filed by Punch & Associates Investment Management, Inc. (“Punch & Associates”), with the SEC on February 16, 2021. According to the Form 13G/A, Punch & Associates has sole dispositive power over 1,879,937 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 1,879,937 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(17)

The number of shares owned is based on information included in the Form 13G filed by DePrince, Race & Zollo, Inc. (“DePrince”), with the SEC on February 16, 2021. According to the Form 13G, DePrince has sole dispositive power over 1,211,708 shares of our Class A common stock, shared dispositive power over zero shares of our Class A common stock, sole voting power of over 1,211,708 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

(18)

The number of shares owned is based on information included in the Form 13G/A filed by Renaissance Technologies LLC (“Renaissance”), with the SEC on February 11, 2021. According to the Form 13G/A, Renaissance has sole dispositive power over 961,950 shares of our Class A common stock, shared dispositive power over 2,955 shares of our Class A common stock, sole voting power of over 961,950 shares of our Class A common stock and shared voting power over zero shares of our Class A common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to serve for a term of one year. The eight nominees for director are:

Richard S. Pzena

John P. Goetz

William L. Lipsey

Steven M. Galbraith

Joel M. Greenblatt

Richard P. Meyerowich

Charles D. Johnston

Shavar D. Jeffries

All of the nominees are currently members of our Board of Directors.

Our Board of Directors recommends that the stockholders vote FOR the election of the eight directors named above to our Board of Directors.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate a vote to withhold with respect to one or more individuals. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the Board of Directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Executive Officers

Our operating company is led by a committee, consisting of our Chief Executive Officer ("CEO"), Mr. Richard S. Pzena, each of our Presidents, Messrs. John P. Goetz and William L. Lipsey, our Executive Vice President, Ms. Caroline Cai, and our Chief Operating Officer ("COO"), Mr. Evan K. Fire (the "Executive Committee").

The following table provides certain information relating to our directors and executive officers. (Ages are given as of the Record Date).

Name	Age	Position
Richard S. Pzena	62	Chairman, Chief Executive Officer, Co-Chief Investment Officer
John P. Goetz	63	President, Co-Chief Investment Officer, Director
William L. Lipsey	62	President, Head of Business Development and Client Service, Director
Jessica R. Doran	39	Chief Financial Officer
Chenyu Caroline Cai	47	Executive Vice President
Evan K. Fire	45	Chief Operating Officer
Steven M. Galbraith	58	Director
Joel M. Greenblatt	63	Director
Richard P. Meyerowich	78	Director
Charles D. Johnston	67	Director
Shavar D. Jeffries	46	Director

Richard S. Pzena was appointed our Chairman, Chief Executive Officer and Co-Chief Investment Officer in May 2007. Prior to forming Pzena Investment Management, LLC in 1995, Mr. Pzena was the Director of U.S. Equity Investments and Chief Research Officer for Sanford C. Bernstein & Company. Mr. Pzena joined Sanford C. Bernstein & Company in 1986 as an oil industry analyst. During 1990 and 1991, Mr. Pzena served as Chief Investment Officer, Small Cap Equities, and assumed his broader domestic equity role in 1991. Prior to joining Sanford C. Bernstein & Company, Mr. Pzena worked for the Amoco Corporation in various financial and planning roles. He earned a B.S. summa cum laude and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

John P. Goetz was appointed our President, Co-Chief Investment Officer in June 2007, and became a member of our Board of Directors in May 2011. Mr. Goetz joined us in 1996 as Director of Research and has been Co-Chief Investment Officer since 2005. Previously, Mr. Goetz held a range of key positions at Amoco Corporation for over 14 years, most recently as the Global Business Manager for Amoco’s $1 billion polypropylene business, where he had bottom-line responsibility for operations and development worldwide. Prior positions at Amoco included strategic planning, joint venture investments and project financing in various oil and chemical businesses. Prior to joining Amoco, Mr. Goetz had been employed by The Northern Trust Company and Bank of America. He earned a B.A. summa cum laude in Mathematics and Economics from Wheaton College in 1979 and an M.B.A. from the Kellogg School at Northwestern University in 1982.

William L. Lipsey was appointed our President, and Head of Business Development and Client Service in June 2007, and became a member of our Board of Directors in May 2011. Before joining Pzena Investment Management in 1997, Mr. Lipsey was an Investment Advisory Consultant and a Senior Vice President at Oppenheimer & Company, Inc.  Prior to joining Oppenheimer, Mr. Lipsey’s career included positions at Morgan Stanley, Kidder Peabody and Hewitt Associates. At Morgan Stanley and Kidder Peabody, Mr. Lipsey managed assets for institutional and private clients. He earned a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1980 and an M.B.A. in Finance from the University of Chicago in 1986.

Jessica R. Doran was appointed to the position of Chief Financial Officer and Treasurer in July of 2016.  Ms. Doran had spent over fifteen years with Pzena working across various functions including operations, internal audit and as the Manager of Financial Reporting.  Ms. Doran received her B.A. in Economics and Management from Gettysburg College in 2003 and an M.S. in Accounting from Fordham Graduate School of Business in 2014.  Ms. Doran is a Certified Public Accountant.

Chenyu Caroline Cai was appointed Executive Vice President in February of 2019.  She is also a co-portfolio manager for the Global, International, European and Emerging Markets strategies.  Prior to joining Pzena Investment Management in 2004, Ms. Cai was a senior analyst at AllianceBernstein LLP, from 1998 to 2004 and a business analyst at McKinsey & Company from 1996 to 1998.  Ms. Cai earned a B.A. summa cum laude in Math and Economics from Bryn Mawr College in 1996.  Ms. Cai holds the Chartered Financial Analyst designation.

Evan K. Fire was appointed our Chief Operating Officer in March, 2020.  Previously, Mr. Fire served as the Chief Information & Operations Officer and Chief Information Security Officer from January 2017 through March 2020.  Prior to joining Pzena Investment Management in 2003, Mr. Fire served as a Relationship Management Assistant at Brown Brothers Harriman. From October 1998 through January 2000, Mr. Fire worked as a Client Service Representative at Sanford C. Bernstein & Company.  Mr. Fire earned a B.S. in Management and Finance from the School of Management Honors Program at Binghamton University in 1998.

Steven M. Galbraith has been a member of our Board of Directors since October 2007. Mr. Galbraith is a managing member of Kindred Capital, a registered investment advisor managing private investment funds exclusively for qualified investors. Previously, he was a managing member of Herring Creek Capital, and a partner at Maverick Capital where he had portfolio and general management responsibilities.  Prior to joining Maverick Capital in 2004, Mr. Galbraith served as Chief Investment Officer and Chief U.S. Investment Strategist at Morgan Stanley from June 2000 to December 2003. Before joining Morgan Stanley, he was a partner at Sanford Bernstein, where he was an analyst for the packaged foods sector and securities industry. Mr. Galbraith was also an employee of our operating company from June 1998 to March 1999. Mr. Galbraith was an Adjunct Professor at Columbia University Business School where he taught securities analysis. He served on the Board of Trustees of Tufts University, the National Constitution Center in Philadelphia and was an advisor to the Office of Financial Research, appointed by the U.S. Treasury. He serves on the Board of Directors of the Success Academy Charter Schools as Chair, Narragansett Brewing Company, Equity Data Science, and Said Holdings Ltd. He received his B.A. summa cum laude from Tufts University, where he was elected to Phi Beta Kappa.

Joel M. Greenblatt has been a member of our Board of Directors since October 2007. Mr. Greenblatt has been a managing partner of Gotham Capital, a hedge fund that he founded in 1985. Mr. Greenblatt is also the managing principal of Gotham Asset Management, LLC, a registered investment adviser (formerly known as Formula Investing, LLC). Since 1996, he has been an Adjunct Professor at Columbia University Business School, where he teaches Value and Special Situation Investing. Mr. Greenblatt is the former chairman of the board of Alliant Techsystems, a NYSE-listed aerospace and defense company. He is the author of three books, You Can Be A Stock Market Genius (Simon & Schuster, 1997), The Little Book That Beats The Market (John Wiley & Sons, 2005), and The Big Secret for the Small Investor (John Wiley & Sons, 2011). Mr. Greenblatt earned a B.S. and an M.B.A. from the Wharton School of the University of Pennsylvania in 1979 and 1980, respectively.

Richard P. Meyerowich has been a member of our Board of Directors since October 2007. Mr. Meyerowich worked in the New York office of Deloitte & Touche LLP from 1966 to 2005, including as a Senior Partner from 1978 to 2005. Mr. Meyerowich headed the National Investment Management Practice for over ten years and served as lead partner on major investment management entities, including SEC-registered mutual funds, unit investment funds, hedge funds, investment partnerships, separate accounts of insurance companies and commodity pools. He served two terms on the Investment Companies Committee of the American Institute of Certified Public Accountants. From 2005 through 2009, he served as an external consultant for Deloitte & Touche on quality control and technical advice. From March 2011 to June 2016, Mr. Meyerowich served as a member of the board of directors and a member of the audit committee of AIG Property Casualty, a global property and casualty insurance subsidiary of American International Group, Inc.  Mr. Meyerowich earned a B.S. in Economics from Wagner College in 1965. He is currently retired.

Charles D. Johnston became a member of our Board of Directors in February 2014. Mr. Johnston most recently served as vice chairman of Morgan Stanley Smith Barney from 2011 to 2012.  From 2009 to 2011, he was president of Morgan Stanley Smith Barney.  Mr. Johnston was president and chief executive officer of Smith Barney from 2004 to 2009.  He served as a divisional director of Smith Barney from 1999 to 2003. Mr. Johnston is a past member of Morgan Stanley’s Operating and Management Committees, as well as Citigroup’s Management Committee, and is a regular speaker at industry events. In April 2015, Mr. Johnston became chairman of the board of directors of Bank Leumi USA. He is also a member of their Investment and Risk committees. Mr. Johnston earned a B.S. in Marketing and Finance in 1976 from Purdue University. Mr. Johnston retired in 2012.

Shavar D. Jeffries joined our Board of Directors in January 2021. Mr. Jeffries has been a partner at Lowenstein Sandler LLP, a leading national corporate law firm since 2014. He is also the president of Education Reform Now (ERN), a national education policy organization.  Prior to joining Lowenstein Sandler, Mr. Jeffries was an Associate Professor of Law at Seton Hall Law School's Center for Social Justice in Newark, New Jersey, where he litigated class-action and institutional-reform cases.  From 2008 to 2010, Mr. Jeffries was counsel to the New Jersey Attorney General.  Earlier in his career, Mr. Jeffries was counsel to the firm Gibbons P.C., a clerk for Judge Nathaniel R. Jones, a judge on the United States Court of Appeals for the Sixth Circuit, and an associate at Wilmer Cutler & Pickering (now WilmerHale).  During his career, Mr. Jeffries has served as a Director on nearly a dozen non-profit and public-sector boards, including large organizations such as Duke University and KIPP Foundation.

There are no family relationships among any of our directors or executive officers.

Director Independence

For the year ended December 31, 2020, our Board of Directors determined that each of Messrs. Galbraith, Greenblatt, Johnston and Meyerowich is an “independent” director within the meaning of the applicable rules of the SEC and the New York Stock Exchange (the “NYSE”). The Board of Directors also determined that Mr. Jeffries is an “independent” director within the meaning of the applicable rules of the SEC and the NYSE upon his appointment on January 26, 2021.  The current members of our Board of Directors who are not independent are Messrs. Pzena, Goetz and Lipsey.

Although we qualify for the “controlled company” exemption from certain of the corporate governance rules of the NYSE (including the NYSE requirement that a majority of the board be comprised of independent directors), our corporate governance guidelines mandate that our Board of Directors shall be comprised of a majority of directors who qualify as independent directors under the corporate governance rules of the NYSE. In addition, pursuant to the charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each director of these committees must be an independent director, as such term is defined in the corporate governance rules of the NYSE.

Under the NYSE corporate governance rules, a director is deemed independent if the director has no disqualifying relationship as defined in the NYSE corporate governance rules, and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a partner, stockholder, officer or employee of an organization that has a relationship with the Company.

All of the members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are “independent directors,” as such term is defined in the rules of the NYSE. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the SEC.

Factors Involved In Selecting Directors

When considering whether the members of our Board of Directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively, in light of our business and structure, the Nominating and Corporate Governance Committee focused on the information described in each of the Board members’ biographical information set forth above. With regard to Mr. Pzena, the Nominating and Corporate Governance Committee considered his experience as founder and CEO of our Company and operating company, and his breadth of knowledge regarding all aspects of the business, including its strategies, operations, and markets, as well as his acute business judgment. With respect to Messrs. Goetz and Lipsey, the Nominating and Corporate Governance Committee considered their experience as founding Executive Committee members, their broad-based knowledge of the business, as well as their extensive industry knowledge. With regard to Messrs. Galbraith and Greenblatt, the Nominating and Corporate Governance Committee considered their extensive investment management experience and their professional standing in the industry. The Nominating and Corporate Governance Committee also considered Mr. Greenblatt's prior and current Board experiences and governance skills and Mr. Galbraith's designation as an audit committee financial expert. With regard to Mr. Meyerowich, the Nominating and Corporate Governance Committee considered his expertise and background in accounting matters, his leadership role at Deloitte & Touche LLP, as well as his designation as an audit committee financial expert. With respect to Mr. Johnston, the Nominating and Corporate Governance Committee considered his broad retail brokerage and wealth management experience, leadership roles and industry expertise, as well as his designation as an audit committee financial expert.  With respect to Mr. Jeffries, the Nominating and Corporate Governance Committee considered his legal experience and his experiences advising on strategy and impact as a corporate director for several non-profit organizations.

Board Leadership Structure

The Nominating and Corporate Governance Committee is responsible for reviewing the leadership structure of our Board of Directors, and additionally reviewing the performance of the Chairman of the Board and Chief Executive Officer.

Since the inception of our Company in October 2007, as permitted by our Company’s Corporate Governance Guidelines, the Chairman of the Board position has been held by Richard S. Pzena, the CEO of our Company and our operating company. The Nominating and Corporate Governance Committee has considered the issue of Mr. Pzena’s combined role, and approved the continuation of this structure for the following reasons:

•	The CEO is most familiar with the day to day operations of our Company and operating company.
•	The CEO is in the best position to bring matters before our Board of Directors and serve as its Chairman.
•	A combined CEO and Chairman role provides consistent leadership, stability and continuity for us.

The Board of Directors has additionally affirmed the combination of the CEO and Chairman roles for the reasons set forth above.

In accordance with our Corporate Governance guidelines, we have the option of alternating directors to lead executive sessions of the Board of Directors, or to select a lead independent director. To date, our independent directors have not named a lead independent director.

Board Risk Oversight Role

Our Board of Directors has delegated the role of risk oversight to its Audit Committee pursuant to the Audit Committee’s charter. Our Audit Committee continues to concentrate on determining the adequacy of our risk-management programs.

Our approach to risk management includes a variety of internal procedures, test protocols and examinations, including the following:

•	Sarbanes-Oxley annual testing and audit — covering internal controls and financial reporting;
•	Statement on Standards for Attestation Engagement No. 18 — covering operational risks;
•	Compliance policies and procedures, including annual risk-based testing;
•	Ongoing compliance monitoring and training; and
•	Disaster recovery procedures, including annual and quarterly testing.

Issues of note resulting from any of the above-enumerated risk management items are brought to the attention of the Audit Committee, when appropriate.

The Risk Management Committee of our operating company (the "Risk Management Committee") was established in 2010 to ensure ongoing coordination among the various risk management programs. The purpose of the Risk Management Committee, which is led by our internal auditor, and whose other members include department heads or their delegates, is to identify our business and operational risks and evaluate the effectiveness of all risk mitigation activities. The Risk Management Committee met four times during 2020.

Meetings of the Board of Directors

The business and affairs of our Company are managed under the direction of our Board of Directors. Members of the Board of Directors are informed about our Company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the Chairman and other officers, and through other means. In addition, directors of our Company discharge their duties throughout the year not only by attending Board of Directors’ meetings, but also through personal meetings and other communications, including telephone contact with the Chairman and others regarding matters of interest and concern to our Company.

A director is expected to spend the time and effort necessary to properly discharge his responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and the committees on which such director sits, and to review prior to the meetings material distributed in advance for each such meeting.

During our fiscal year ended December 31, 2020, our Company’s Board of Directors held six formal meetings and acted by unanimous written consent in lieu of a meeting on seven separate occasions. During our fiscal year ended December 31, 2020, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees on which he served.

Board Committees

Although we qualify for the “controlled company” exemption from certain NYSE corporate governance rules, our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each consisting solely of independent directors, and our Board of Directors has adopted charters for its committees that comply with the NYSE and SEC rules relating to corporate governance matters.

Audit Committee

Our Audit Committee assists our Board of Directors in its oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities include, among others:

•

reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, if any, and tracking management’s corrective action plans, where necessary;

•

reviewing our financial statements, including any significant financial items and/or changes in accounting policies, and/or internal control, with our senior management and independent registered public accounting firm;

•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and
•

having the sole discretion to annually appoint our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

A copy of the charter of the Audit Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Meyerowich and Johnston currently serve on the Audit Committee, and Mr. Meyerowich serves as its chair.  Our Board of Directors has determined that each of Messrs. Meyerowich, Johnston and Galbraith are “audit committee financial experts” as such term is defined in the rules and regulations of the SEC.

The Audit Committee held five formal meetings and acted by unanimous written consent in lieu of a meeting on one occasion during our fiscal year ended December 31, 2020.

Compensation Committee

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our executive officers;
•	overseeing and administering, and making recommendations to our Board of Directors with respect to, our cash and equity incentive plans; and
•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

A copy of the charter of the Compensation Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Greenblatt, Meyerowich, Johnston and Jeffries currently serve on the Compensation Committee and Mr. Galbraith serves as its chair.

The Compensation Committee held four formal meetings and acted by unanimous written consent in lieu of a meeting on two separate occasions during our fiscal year ended December 31, 2020.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee assists our Board of Directors by:

•	identifying and recommending to our Board of Directors individuals qualified to serve as our directors and on committees of the Board of Directors;
•	advising the Board of Directors on Board composition, procedures and committees;
•	initiating and overseeing governance policies such as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers; and
•	overseeing the evaluation of the Board of Directors and Company management.

A copy of the charter of the Nominating and Corporate Governance Committee is available on our website at www.pzena.com.

Messrs. Galbraith, Greenblatt, Meyerowich, Johnston and Jeffries currently serve on the Nominating and Corporate Governance Committee and Mr. Johnston currently serves as its chair.

The Nominating and Corporate Governance Committee held five formal meetings and acted by unanimous written consent in lieu of a meeting on two occasion during our fiscal year ended December 31, 2020.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies of the board committee charters, as well as our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of these codes to our Chief Executive Officer or Chief Financial Officer, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies on our website at www.pzena.com, or in a report on Form 8-K filed with the SEC.

In order to communicate any concerns with our non-management directors, interested parties should send comments to the attention of our Corporate Secretary, Joan F. Berger, at our primary offices located at 320 Park Avenue, 8th Floor, New York, New York 10022. All appropriate correspondence will be forwarded to our non-management directors.

Director Nominations

Our Corporate Governance Guidelines provide that, in selecting director nominees, the Nominating and Corporate Governance Committee shall consider at a minimum: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities.

As part of its responsibility to identify and recommend director nominees, our Nominating and Corporate Governance Committee is guided by the diversity considerations set forth in its charter, which state that it shall look at a variety of attributes in selecting candidates for nomination to our Board of Directors, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, dedication, and lack of conflicts of interest. As part of its periodic self-assessment process, our Nominating and Corporate Governance Committee annually assesses the occupational and personal backgrounds of the members of our Board of Directors in order to determine if our Board of Directors, considered as a group, has a sufficient composite mix of experience, knowledge and abilities.

Pursuant to our by-laws, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting, and (ii) who complies with the following notice procedures.

For a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to, or mailed and received at, the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed, or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed, or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. No person nominated for election by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. If the chairman of the stockholder meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors believes that it is appropriate for us not to have such a policy in light of the right of stockholders under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Notwithstanding that our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director nominees submitted by stockholders, our Board of Directors has adopted a resolution pursuant to which it has directed the Nominating and Corporate Governance Committee to consider director nominees recommended by stockholders. Pursuant to this resolution, a stockholder who desires to recommend a director nominee should send a written statement to Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), within the time frames set forth above with regard to director nominations by stockholders. The written statement should also include the information set forth above required to be included in director nominations by stockholders.

To date, no stockholder nominations for directors have been made nor have any stockholder recommendations for directors been received by the Nominating and Corporate Governance Committee.

Messrs. Pzena, Galbraith, Greenblatt and Meyerowich have served as directors of the Company since the initial public offering of our Class A common stock in October 2007. Messrs. Goetz and Lipsey were first elected directors in May 2011, Mr. Johnston has served as a director of the Company since February 2014 and Mr. Jeffries has served as a director of the Company since January 2021.

Communications with the Board

Any interested party wishing to communicate directly with the Board of Directors, non-management directors, or an individual director, may do so by writing to the Company’s Corporate Secretary, Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, New York 10022, Attention: Board of Directors, non-management directors, or the name of the individual director, as applicable. Communications are distributed to the Board of Directors, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as mass mailings, resumes, other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

Attendance at Annual Meetings by Board Members

The Corporate Governance Guidelines of our Company provide that directors are invited and encouraged to attend our Company’s annual meeting of stockholders and that a director who is unable to attend is expected to notify the Chairman. All directors at the time attended our 2020 Annual Meeting of Stockholders.

Codes of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer, and a Code of Ethics for Senior Financial Officers. Copies

of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers, are available on our website at www.pzena.com.

Report of the Audit Committee

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is appointed by the Board of Directors to assist our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, and the performance of our independent registered public accounting firm. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended December 31, 2020, PricewaterhouseCoopers, LLP ("PwC"), were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our Company for our fiscal year ended December 31, 2020.
2.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, entitled “Communications with Audit Committees” (“AS 16”), issued by the Public Company Accounting Oversight Board.  AS 16 requires the auditor to communicate with the audit committee regarding certain matters related to the conduct of an audit and to obtain certain information from the audit committee relevant to the audit.

3.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from our Company.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of our Company be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

The Audit Committee has submitted this report to the Board of Directors.

Respectfully submitted:

Audit Committee

Richard P. Meyerowich, Chairman
Steven M. Galbraith
Charles D. Johnston

EXECUTIVE COMPENSATION

Executive Employment Agreements

On October 30, 2007 we entered into employment agreements with each of Messrs. Pzena and Goetz. Pursuant to the terms of the individual employment agreements, (i) Mr. Pzena serves as our Chief Executive Officer, Co-Chief Investment Officer; and (ii) Mr. Goetz serves as our President, Co-Chief Investment Officer. Under the terms of the employment agreements, each of Messrs. Pzena and Goetz served for an initial term of three years, ending October 30, 2010, subject to automatic, successive one-year extensions thereafter unless either party gives the other 60 days prior notice that the term will not be extended. Since then, these agreements have been automatically extended for eleven successive one-year extensions through October 30, 2021.

On November 1, 2012, we entered into amendments to the employment agreements with each of Messrs. Pzena, and Goetz in order to eliminate “guaranteed payments” to these executive officers and be consistent with the philosophy and objectives of our executive compensation program, as outlined below. The “guaranteed payments” consisted of a base salary at the annual rate of $300,000, as well as a performance component not to exceed $2,700,000 for any single fiscal year. Under the employment agreements as amended, Messrs. Pzena and Goetz will each receive an annual base salary and any annual bonus amount solely determined by our Compensation Committee and subject to the provisions of our Bonus Plan.

The following is a description of certain restrictive covenants by which our named executive officers, as well as other employee members have agreed to be bound.

Non-Competition

Pursuant to the terms of the amended and restated operating agreement of Pzena Investment Management, LLC, all employee members of Pzena Investment Management, LLC have agreed not to compete with us during the term of their employment with us. In addition, each of Messrs. Pzena and Goetz have agreed not to compete with us for a period of three years following the termination of his employment. Certain other employee members of Pzena Investment Management, LLC, including Ms. Cai, have agreed not to compete with us for a period of up to six months following the termination of his or her employment if the employee member and his or her permitted transferees collectively hold at that time more than 1.0% of all the membership units outstanding of our operating company and continue to receive compensation during this non-competition period.

Non-Solicitation

Messrs. Pzena and Goetz have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and for three years thereafter. Other employee members of Pzena Investment Management, LLC, including Ms. Cai, are subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.

Forfeiture of Class B Units, Class B-1 Units and Related Awards

Pursuant to the operating agreement and the terms of individual award agreements, Class B members, including our named executive officers, are subject to various restrictive covenants, including but not limited to, non-solicitation and non-compete provisions, which if breached, may result in forfeiture of a number of their Class B unit-based awards and Class B-1 unit-based awards.

If an employee member, (including our named executive officers) is terminated for cause, the employee member and any of his or her permitted transferees may forfeit all of his, her or their unvested Class B units and/or

Class B-1 units, if any, and a number of vested Class B units and/or Class B-1 units collectively held by the employee member and his or her permitted transferees, in each case as of the date of the termination of his or her employment.

Executive Compensation

The following table sets forth certain summary information concerning compensation provided by Pzena Investment Management, LLC during the fiscal years ended December 31, 2020 and 2019 to our Chief Executive Officer, one of our Presidents and our Executive Vice President, whom we refer to collectively as the named executive officers. The amounts set forth under the Stock and Unit Awards columns are calculated in accordance with the rules of the SEC and may not reflect actual amounts received by the named executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Unit Awards($)(3)	All Other Compensation($)(4)	Total($)
Richard S. Pzena,	2020	$365,200	$705,688	$1,289,312	$25,650	$2,385,850
Chief Executive Officer and Co-Chief Investment Officer	2019	365,200	687,404	1,425,596	24,300	2,502,500
John P. Goetz,	2020	$358,000	$1,523,500	$700,500	$25,650	$2,607,650
President, Co-Chief Investment Officer	2019	358,000	3,029,000	-	24,300	3,411,300
Chenyu Caroline Cai	2020	$350,300	$2,379,703	$99,999	$25,650	$2,855,652
Executive Vice President	2019	350,300	2,715,004	3,078,331	24,300	6,167,935

(1)	Amounts represent payments of salary made to the named executive officers pursuant to their respective employment agreements.
(2)

Amounts represent discretionary bonuses paid to the named executive officers. Included in this amount is deferred compensation associated with the Bonus Plan, pursuant to which employees whose compensation is in excess of $600,000 per year are required to defer a portion of their compensation in excess of this amount. Deferred amounts contributed by named executive officers may be invested, at the employee’s discretion, in certain investment options, including Phantom Class B units and Phantom Delayed Exchange Class B units, as designated by the Compensation Committee of the Company's Board of Directors. Amounts shown include the compensation deferred. Pursuant to the plan, each deferred amount vests as follows: (i) 25% on the first anniversary; (ii) 50% on the second anniversary; (iii) 75% on the third anniversary; and (iv) 100% on the fourth anniversary, provided that the named executive officer continues in service with us.

Amounts represented in the "Bonus" column for 2020 and 2019 reflect bonuses paid in January of the following year.

(3)

In 2019, Mr. Pzena elected to receive a portion of his cash bonus in the form of Delayed Exchange Class B units of the operating company at $5.95, which were issued on January 1, 2020. In 2020 Messrs. Pzena and Goetz and Ms. Cai elected to receive a portion of their cash bonus in the form of Delayed Exchange Class B units of the operating company at $4.67, which were issued on January 1, 2021 Delayed Exchange Class B units vest immediately upon the date of grant and receive dividends, however they cannot be exchanged for shares of the Company's Class A common stock until seven years after the date of grant.  They also do not carry any rights associated with the tax receivable agreement.

In 2019, Ms. Cai received 773,450 Class B-1 units of our operating company.  Holders of Class B-1 units are eligible to receive dividends with respect to such Class B-1 units following the grant of such Class B-1 units, but such Class B-1 units are not exchangeable into our Class A common stock until one or more exchange dates to be determined by our operating company, which exchange dates shall be after the Class B-1 unit holder’s employment with the operating company ends.  The number of shares of Class A common stock issued in the exchange will be calculated based upon the appreciation in the price of the Class A common stock as of the date of exchange compared to the price of the Class A common stock as of the date of grant, as described in the Exchange Rights of Class B-1 Members set forth in Exhibit D to the Amended and Restated LLC Operating Agreement of the operating company.

For a discussion of the assumptions utilized in calculating grant date fair value of unit awards, see Note 3 to our audited consolidated financial statements in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020.

(4)	Amounts reflected represent 401(k) contributions. Amounts contributed were $25,650 in 2020 and $24,300 in 2019 for Messrs. Pzena and Goetz and Ms. Cai.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information relating to unexercised options, and unvested stock, units, and unit based awards, held by any named executive officer as of December 31, 2020.  Mr. Pzena did not have any unvested equity awards or unexercised options as of December 31, 2019.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
John P. Goetz	December 31, 2018		—	—	—	—	38,771	(2) (3)	$283,028	(4)
	December 31, 2017		—	—	—	—	30,188	(2)(5)	220,372	(4)
Chenyu Caroline Cai	January 1, 2019	(6)	78,740	—	$5.97	January 1, 2029	—		—
	January 1, 2018	(6)	50,000	—	$7.04	January 1, 2028	—		—
	January 1, 2017	(7) (8)	—	200,000	$13.89	January 1, 2027	—		—
	January 1, 2017	(6) (8)	—	300,000	$7.11	January 1, 2027	—		—
	December 19, 2013		—	—	—	—	17,649	(9)	128,838
	December 20, 2012		—	—	—	—	103,897	(10)	758,448
	December 21, 2011	(7)	11,115	—	$4.77	December 21, 2021	—		—

(1)

Based on the NYSE closing price of $7.30 for our Class A common stock on December 31, 2020. The fair value of Class B units of the operating company is determined by reference to the closing price of our Class A common stock, since Class B units are exchangeable for shares of our Class A common stock on a one-for-one basis, and is adjusted for the impact of award terms on the value of the award.

(2)

Represents Phantom Delayed Exchange Class B units issued in connection with the named executive officer’s mandatory deferral of his restricted amount pursuant to the Bonus Plan.  These Phantom Delayed Exchange Class B units vest ratably over four years. Upon vesting, each Phantom Delayed Exchange Class B unit becomes a Delayed Exchange Class B unit of the operating company, however they cannot be exchanged for shares of the Company’s Class A common stock until seven years after the date they vest.  The Delayed Exchange Class B units do not carry rights associated with the tax receivable agreement.

(3)

On December 31, 2020, 19,385 Phantom Delayed Exchange Class B units vested and became Delayed Exchange Class B units.  Since the grant date, a total of 38,770 Phantom Delayed Exchange Class B units have vested.

(4)

The market value of these Phantom Delayed Exchange Class B units, which cannot be exchanged for shares of the Company’s Class A common stock until seven years after the vesting date, and do not carry rights associated with the tax receivable agreement, does not reflect the discount that would be applied to such phantom delayed exchange units as a result of these limitations.

(5)

On December 31, 2020, 30,189 Phantom Delayed Exchange Class B units vested and became Delayed Exchange Class B units.  Since the grant date, a total of 90,567 Phantom Delayed Exchange Class B units have vested.

(6)

Represents options to purchase Delayed Exchange Class B units.  The Delayed Exchange Class B units will not be eligible to be exchanged for shares of the Company’s Class A common stock until seven years after the options are exercised.  The Delayed Exchange Class B units do not carry rights associated with the tax receivable agreement.

(7)	Represents options to purchase Class B units of the operating company.
(8)	These options vest and become exercisable on January 1, 2022, subject to continued employment with us.
(9)

Represents Phantom Class B units of our operating company awarded under the PIM LLC 2006 Equity Incentive Plan.  On December 19, 2013, a total of 58,823 Phantom Class B units were granted, which vest ratably over ten years and upon vesting become Class B units of our operating company.  The vesting of these Phantom Class B units is subject to continued employment with us, and such units are not entitled to receive dividends or dividend equivalents until vested.  As of December 31, 2020, a total of 41,174 Phantom Class B units have vested.

(10)

Represents Phantom Class B units of our operating company awarded under the PIM LLC 2006 Equity Incentive Plan.  On December 20, 2012, a total of 519,481 Phantom Class B units were granted, which vest ratably over ten years and upon vesting become Class B units of our operating company.  The vesting of these Phantom Class B units is subject to continued employment with us, and such units are not entitled to receive dividends or dividend equivalents until vested.  As of December 31, 2019, a total of 415,584 Phantom Class B units have vested.

Potential Payments upon Termination or Change of Control

Neither we nor our operating company maintains a termination or change of control program. However, the PIM LLC 2006 Equity Incentive Plan and the 2007 Equity Incentive Plan both provide that the Compensation Committee will have the discretion to accelerate the vesting of awards granted thereunder upon the occurrence of certain events, including a change of control of Pzena Investment Management, Inc.

Also, the Bonus Plan provides that upon the death, involuntary termination without cause or voluntary termination for good reason of or by an employee (including certain named executive officers), vesting of such employee's compensation required to be deferred to the Bonus Plan (if any) will accelerate and all unpaid amounts will be paid to the employee or to the employee's estate, as applicable.  If any such event occurred on December 31, 2020, each of Messrs. Pzena, Goetz, and Ms. Cai would have received, $1,702,929, $2,216,771, and $2,281,230 respectively as an acceleration of their restricted amount or of the vesting of restricted equity amounts under the Bonus Plan based on the valuation of their restricted amount or restricted equity amounts on the date of such event.

In addition, pursuant to the tax receivable agreement, as further described in “Related Party Transactions — Certain Agreements of Pzena Investment Management, Inc. and its Operating Company, Pzena Investment Management, LLC — Tax Receivable Agreement,” if certain change of control events were to occur, we would be obligated to make early termination payments to the parties to such tax receivable agreement (including certain named executive officers). Furthermore, the Pzena Investment Management, Inc. Non-Employee Director Deferred Compensation Plan provides that each plan participant’s account shall be distributed in shares of our Class A common stock immediately prior to a change in control of Pzena Investment Management, Inc., as further described below.

2020 Non-Employee Director Compensation

The following table sets forth information concerning non-employee director compensation for the year ended December 31, 2020. Mr. Jeffries was not a member of our Board in 2020 and is therefore not included in the table below.  It is our policy not to pay director compensation to directors who are also our employees. Where applicable, non-employee directors were also reimbursed for reasonable travel and related expenses.

Beginning in 2020, at the recommendation of the Compensation Committee, all non-employee directors received an annual retainer of $95,000 for their service on our Board of Directors.  In addition to the annual retainer payment for service on our Board of Directors, the chairman of the Audit Committee receives an additional $10,000 in compensation, and each of the chairmen of the Compensation and Nominating and Corporate Governance Committees receives an additional $5,000.

Pursuant to the Pzena Investment Management, Inc. Nonemployee Director Deferred Compensation Plan, each non-employee director was given the option to defer either all or a portion of his 2020 compensation in the form of deferred stock units, or “Phantom Stock.” With respect to any non-deferred portion of the compensation, each non-employee director was given the option to receive either 100% in cash, 100% in shares of our Class A common stock, or 50% payable in cash and 50% in shares of our Class A common stock. In 2020, all non-employee directors elected to receive their 2020 compensation in deferred stock units.

Due to the uncertainty during the COVID-19 pandemic, the Board determined to eliminate payment of the Board retainers for the first two quarters of 2020.  The fees earned in the table below reflect such suspension in payment.

Name	Stock Awards ($)(1)		Total ($)
Steven M. Galbraith	$50,000	(2)	$50,000
Joel M. Greenblatt	47,500	(3)	47,500
Richard P. Meyerowich	52,500	(4)	52,500
Charles D. Johnston	50,000	(5)	50,000

(1)

These deferred stock units were valued at $8.62 each, the closing price of our Class A common stock on December 31, 2019. Each deferred stock unit is the economic equivalent of one share of our Class A common stock. The shares of Phantom Stock become payable in a single distribution in the form of shares of our Class A common stock, at such time as elected by the non-employee director when the deferral was made.

(2)

On January 1, 2020, Mr. Galbraith, a non-employee director and chairman of the Compensation Committee, was awarded 11,600 deferred stock units in connection with his 2020 compensation.  As of December 31, 2020, Mr. Galbraith held 152,304 deferred stock units.

(3)

On January 1, 2020, Mr. Greenblatt, a non-employee director, was awarded 11,020 deferred stock units in connection with his 2020 compensation. As of December 31, 2020, Mr. Greenblatt held 147,134 deferred stock units.

(4)

On January 1, 2020, Mr. Meyerowich, a non-employee director and chairman of the Audit Committee, was awarded 12,180 deferred stock units in connection with his 2020 compensation. As of December 31, 2020, Mr. Meyerowich held 158,085 deferred stock units.

(5)

On January 1, 2020, Mr. Johnston, a non-employee director and chairman of the Nominating and Corporate Governance Committee, was awarded 11,600 deferred stock units in connection with his 2019 compensation.  As of December 31, 2020, Mr. Johnston held 64,851 deferred stock units.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2020, the last day of the fiscal year, for: (i) all equity compensation plans previously approved by our stockholders; and (ii) all equity compensation plans not previously approved by our stockholders.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))(1) (2)
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders:
Pzena Investment Management, LLC 2006 Equity Incentive Plan (3)	5,522,850	$7.39	5,844,923	(4)
Pzena Investment Management, Inc. 2007 Equity Incentive Plan(5)	1,239,539	12.22	8,110,362
Pzena Investment Management, LLC Amended and Restated Bonus Plan	—	—	5,844,923	(6)
Equity Compensation Plans Not Approved By Security Holders (7)	—	—	—
Total	6,762,389	$8.27	13,955,285

(1)	Column “(a)” excludes and column “(c)” is net of 4,183,000 shares which are issuable upon the vesting of 4,183,000 phantom units currently outstanding.
(2)

Securities remaining available for future issuances is net of the reservation of 3,683,073 shares which may be issuable upon the exchange of 3,683,073 Class B-1 units currently outstanding.  The number of such shares of our Class A common stock issuable upon exchange of currently outstanding Class B-1 units will depend on the market value of our Class A common stock at issuance of the relevant Class B-1 units and at the time of any such future exchange.

(3)	The January 31, 2017 amendment and restatement of the PIM LLC 2006 Equity Incentive Plan was approved by our stockholders at our 2017 Annual Meeting of Stockholders.
(4)	Represents the total number of remaining securities, as of December 31, 2020, which may be granted under the PIM LLC 2006 Equity Incentive Plan and the Bonus Plan.
(5)	The January 31, 2017 amendment and restatement of the Pzena Investment Management, Inc. 2007 Equity Incentive Plan was approved by our stockholders at our 2017 Annual Meeting of Stockholders.
(6)

Securities subject to the provisions of the Bonus Plan are issued under, and in accordance with, the terms of the PIM LLC 2006 Equity Incentive Plan.  The December 2, 2014 amendment to the Bonus Plan was approved by our shareholders at our 2015 Annual Meeting of Stockholders.

(7)	All equity compensation plans have been approved by security holders.

Pension Benefits

As of December 31, 2020, none of the named executive officers was a participant in any defined benefit pension plan, whether tax-qualified or supplemental, which was maintained by us, our operating company, or any of its affiliates.

RELATED PARTY TRANSACTIONS

Certain Matters and Related Person Transaction

A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in Pzena Investment Management, LLC owned by our executive officers and certain employees and other contractual rights. These documents and agreements include the Amended and Restated Operating Agreement of Pzena Investment Management, LLC, the Amended and Restated Limited Partnership Agreement for Pzena Investment Management, LP, the Tax Receivable Agreement, the Resale and Registration Rights Agreement with holders of Class B units of our operating company and the Stockholders Agreement Among Class B Stockholders.  Summaries of these agreements are provided below. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “related person transactions”.  During 2020, there were no related person transactions under the policy except for those described below under “Related Person Transactions.”

Related Person Transactions

Set forth below is a description of certain other transactions between Pzena Investment Management, LLC and certain of our directors, executive officers and beneficial owners of more than 5% of our voting securities, or their respective family members.

We manage the personal funds of many of our employees, including certain of our executive officers. In addition, we manage the personal funds of some of our employees’ and certain of our executive officers’ family members. Pursuant to the respective investment management agreements, we waive or reduce our regular advisory fees for these accounts and personal funds. In 2020 and 2019, the aggregate value of the advisory fees that we either waived or reduced for executive officers and/or their family members was approximately $760,987 and $584,466, respectively, which includes investments via a private fund in which certain of our executive officers participate. Fees waived for Mr. Pzena and/or his family members, and related trusts, were approximately $525,545 in 2020 and approximately $395,737 in 2019.

We offer to pay for an accountant to provide certain tax reporting and filing services for our employee members, including our executive officers. In 2020 and 2019 we paid approximately $312,000 and $284,000, respectively, for the preparation of these tax filings for our employee members for that year.

In 2020 and 2019, pursuant to the terms of the tax receivable agreement, certain of our executive officers, directors or their related trusts received aggregate payments in the amount of $478,812 and $723,513, respectively, of which Mr. Greenblatt and his related entities, received an aggregate payment in the amount of approximately $477,048 in 2020 and approximately $721,749 in 2019.

In 2020, Pzena Investment Management, LLC entered into an agreement with Equity Data Science, Inc. (“EDS”) for the provision of certain data services.  The annual fee for the services is approximately $125,000. The agreement will be automatically renewed for additional one terms unless either Pzena Investment, LLC or EDS requests termination at least thirty days prior to the then current term. Our director, Mr. Galbraith is a director and, as of the Record Date owns approximately 11% of EDS.

Parent Company

Because each share of Class B common stock is currently entitled to five votes per share and because of the stockholders agreement among each holder of Class B common stock described further below, Pzena Investment Management, LP controls the Company.

Certain Agreements of Pzena Investment Management, Inc. and its Operating Company, Pzena Investment Management, LLC

Amended and Restated Operating Agreement of Pzena Investment Management, LLC

The operations of Pzena Investment Management, LLC, and the rights and obligations of its members, are set forth in our amended and restated operating agreement, the material terms of which are described below.

Governance

We serve as the sole managing member of the operating company. As such, we control its business and affairs and are responsible for the management of its business. We also have the power to delegate certain of our management responsibilities to the Executive Committee.

Issuances and Transfers of Units; Voting and Economic Rights of Members

The operating company may issue Class A units, Class B units and Class B-1 units. Class A units may only be issued to us, as the sole managing member, and are non-transferable. Class B units may only be issued to persons or entities to which we agree to issue membership units in exchange for cash or other consideration, including the services of the operating company’s employees. Class B units may only be transferred to permitted transferees, subject to such conditions as we may specify. A holder of Class B units may not transfer any Class B units to any person unless he or she transfers an equal number of shares of our Class B common stock to the same transferee.  Class B-1 units may only be issued to persons employed by our operating company or other affiliate or subsidiary of our operating company.  Class B-1 units may only be transferred to permitted transferees, subject to conditions as we may specify.  There is no common stock or voting rights associated with Class B-1 units.

Holders of Class B units have no voting rights, except for the right to approve amendments to the amended and restated operating agreement that adversely affect the rights of the holders of Class B units, and to approve certain material corporate transactions. See “— Material Corporate Transactions” and “—Amendments,” below.

Each Class A unit and Class B unit entitles holders to the same economic rights. Net profits and net losses of the operating company are allocated, and distributions by the operating company are made, to members pro rata in accordance with the number of membership units they hold (whether or not vested). For as long as a Class B-1 unit holder is employed by the operating company or its affiliates, Class B-1 unit holders are included in the pro rata allocation of net profits and net losses and receive a pro rata share of ordinary course distributions from earnings relating to the period subsequent to the issuance of such Class B-1 units.   The operating company makes distributions to members for the purpose of funding their tax obligations in respect of the portion of the operating company’s taxable income that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the operating company allocable per membership unit multiplied by an assumed tax rate equal to the highest combined U.S. federal, state and local tax rate applicable to any member (taking into account the deductibility of state and local taxes for U.S. federal income tax purposes). However, our operating company may not make any distributions to its members if doing so would violate any agreement to which it is then a party, or any law then applicable to it, have the effect of rendering it insolvent, or result in it having net capital lower than that required by applicable law.

Coordination of Pzena Investment Management, Inc. and Pzena Investment Management, LLC

Whenever we issue a share of our Class A common stock for cash, we will either contribute the net proceeds to the operating company in exchange for one Class A unit or purchase one Class B unit from a Class B member in exchange for such net proceeds (which Class B unit will be automatically converted into a Class A unit). Whenever we issue a share of our Class A common stock pursuant to our 2007 Equity Incentive Plan, we will contribute all of the proceeds from such issuance (if any) to the operating company, which will issue us a Class A unit with the same restrictions, if any, attached to such Class A common stock. In the event that we issue other classes or series of our equity securities, the operating company will issue, and Class B units (if any) transferred to us by its members in exchange for our newly issued equity securities will be automatically converted into, an equal amount of equity securities of the operating company with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we redeem any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the operating company will, immediately prior to our redemption, redeem an equal number of Class A units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are redeemed.

The operating company may also, from time to time, issue such other classes or series of membership units having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the operating company as may be designated by us.

As managing member, we have agreed not to conduct any business other than the management and ownership of Pzena Investment Management, LLC and its subsidiaries, or own any other assets (other than on a temporary basis), although we may incur indebtedness and may take other actions if we determine in good faith that such indebtedness or other actions are in the best interest of Pzena Investment Management, LLC. In addition, membership units of Pzena Investment Management, LLC, as well as our common stock, will be subject to equivalent stock splits, dividends and reclassifications.

Material Corporate Transactions

In the event that Pzena Investment Management, LLC proposes to engage in a material corporate transaction, including a merger, consolidation, dissolution or sale of substantially all of its assets, we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, have the power and authority to approve such a transaction. In addition, in the event that we, in our capacity as the managing member, along with a majority in interest of the holders of the Class B units, determine that all (or any portion) of the Class A units, Class B units and Class B-1 units, should be sold to a third party purchaser, we have the right to compel the holders of Class B units and/or Class B-1 units to sell all or the same portion of their Class B units and/or Class B-1 units to this third party purchaser.

Exchange Rights

Pursuant to the amended and restated operating agreement, each vested Class B unit is exchangeable for a share of our Class A common stock, subject to the exchange timing and volume limitations described below. Vested Class B-1 units are exchangeable for our Class A common stock at a ratio and at such time as described below.  In November, 2014, we amended Section 2.02 of Exhibit B of our amended and restated operating agreement in order to allow the operating company to grant certain awards with delayed exchange rights, such as the Delayed Exchange Class B units discussed elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for our fiscal year ended December 31, 2020.   This amendment was approved by our Board of Directors and a majority in interest of the holders of Class B units.

During 2020, we established December 22, 2020 as an exchange date. Certain employee members and non-employee members elected to exchange an aggregate of 494,316 of their Class B units for an equivalent number of shares of our Class A common stock.  As of December 31, 2020, there remained 54,361,780 shares of our Class A common stock that have previously been registered in various registration statements filed with the SEC, which may be issued upon the exchange of currently-outstanding Class B units as discussed above.  An additional 6,748,521 shares of Class A common stock are registered relating to Class B units that have not yet been issued.  All of our registration statements are effective as of the Record Date.

Initial Managing Principals.  Each year, in the period beginning on the first effective date of the Form S-3 registration statement described below under “— Resale and Registration Rights Agreement,” which we refer to as the shelf registration statement, and ending on the date of the termination of employment with us of an Initial Managing Principal (as defined in the amended and restated operating agreement), an Initial Managing Principal (currently each of Richard S. Pzena, John P. Goetz and William L. Lipsey), and his permitted transferees may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.” For the three-year period following the Initial Managing Principal’s termination, the Initial Managing Principal and his permitted transferees may not exchange any of their Class B units. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.

Other Employee Members.  Each year, in the period beginning on the first effective date of the shelf registration statement and ending on the date of termination of employment of an employee member other than our Initial Managing Principals, he or she and his or her permitted transferees, may collectively exchange up to the number of vested Class B units that equals 15% of all Class B units they collectively hold as of the first day of that year, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.” For the one-year period following the employee’s termination, the employee and his or her permitted transferees may not exchange any of their Class B units, except as may be agreed by us. Within the following six months, they may exchange vested Class B units so long as the employee retains a number of vested Class B units equal to at least 25% of the number of vested Class B units collectively held by the employee and his or her permitted transferees on the date of the termination of employment with us, subject to the same timing restrictions. Thereafter, they may exchange the remainder of their Class B units when they vest, subject to the same timing restrictions.

Non-Employee Members.  As of October 30, 2011, the fourth anniversary of our initial public offering, the non-employee members of our operating company may exchange all of their vested Class B units, in accordance with the timing restrictions described below under “— Resale and Registration Rights Agreement.”

Exceptions.  If the amount of income taxes that employee members are required to pay due to the grant or vesting of their Class B units, the exercise of their options to acquire Class B units and/or the exchange of their Class B units for shares of our Class A common stock (whether or not they are employees at the time that the tax payment obligation arises) exceeds the net proceeds they would receive upon the sale of all shares of our Class A common stock issued to them in exchange for 15% of the Class B units that they hold as of the first day of the year with respect to which the tax is payable, then they are entitled to exchange an amount of vested Class B units, and resell an equivalent amount of shares of our Class A common stock issued upon exchange, such that the net proceeds from the sale of this amount of shares would enable them to pay all such taxes due. In addition, we may allow holders of Class B units to make exchanges in amounts exceeding those described above at any time following the effective date of the shelf registration statement, which determination may be withheld, delayed, or granted on such terms and conditions as the Board may determine, in its sole discretion.  Since November 1, 2014, and as a result of the amendment to the operating company’s operating agreement, the operating company has been able to grant Class B unit-based awards under its equity incentive plan which are not considered to be held by the grantee of any such award for purposes of determining the 15% exchange limitation described above, and are not exchangeable into shares of our Class A common stock until such time as indicated in the individual award agreements. The Delayed Exchange Class B units issued in 2015 are an example of such Class B unit-based awards which, although immediately vested, cannot be included in the 15% calculation, but such Delayed Exchange Class B Units can be exchanged in full after seven years after the date of grant.

Class B-1 units.  Each vested Class B-1 unit will not be exchangeable while the Class B-1 unit holder is still employed by the operating company or its affiliates.  After a Class B-1 unit holder ceases his or her employment with our operating company or affiliate, the Class B-1 unit holder will be required to exchange all of his or her Class B-1 units for Class A common stock during the first two exchange dates subsequent to employment.  The number of shares of Class A common stock issued in the exchange will be calculated based upon the appreciation in price of the Class A common stock as of the date of exchange compared to the price of the Class A common stock on the date of grant.

Restrictive Covenants

Non-Competition.  All employee members of the operating company, including all our executive officers, have agreed not to compete with us during the term of their employment with us.  Additionally all employee members, including our executive officers, have agreed not to compete with us for a period of up to six months following the termination of his or her employment, if the employee member and his or her permitted transferees collectively hold at that time more than 1% of all the Class B units outstanding and if he or she continues to receive compensation during this non-competition period.  In addition, each of the Initial Managing Principals has agreed not to compete with us for a period of three years following the termination of his employment.

Non-Solicitation.  The Initial Managing Principals, including our CEO and two Presidents, have agreed not to solicit our clients or any other employees of Pzena Investment Management, LLC during the term of their employment and three years thereafter. Other employee members, including our Vice President, CFO and our COO, are subject to similar non-solicitation provisions during the term of their employment and 18 months thereafter.

Confidential Information.  All employee members have agreed to protect the confidential information of Pzena Investment Management, LLC. This covenant will survive the termination of their employment.

Forfeiture of Class B Units, Class B-1 Units and Related Awards

Pursuant to the operating agreement and the terms of individual award agreements, Class B and Class B-1 members, including our named executive officers, are subject to various restrictive covenants, including but not limited to, non-solicitation and non-compete provisions, which if breached, may result in forfeiture of a number of their Class B unit-based awards and Class B-1 units.

If an employee member, (including our named executive officers) is terminated for cause, the employee member and any of his or her permitted transferees may forfeit all of his, her or their unvested Class B units and Class B-1 units, if any, and a number of vested Class B units and Class B-1 units collectively held by the employee member and his or her permitted transferees, in each case, as of the date of the termination of his or her employment.

Indemnification and Exculpation

To the extent permitted by applicable law, Pzena Investment Management, LLC will indemnify us, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct, or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

We, as the managing member, and the authorized officers and other employees and agents of Pzena Investment Management, LLC, will not be liable to Pzena Investment Management, LLC, its members, or their affiliates, for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

Amendments

The amended and restated operating agreement of Pzena Investment Management, LLC may be amended with the consent of the managing member and a majority in interest of the holders of Class B units, provided that the managing member may, without the consent of any Class B member, make certain amendments that, generally, are not expected to adversely affect Class B members.

Notwithstanding the foregoing, no amendment may:

•

materially and adversely affect the rights of a Class B member or Class B-1 member in a manner that discriminates against that Class B member or Class B-1 member vis-à-vis other Class B members or Class B-1 members (as applicable), or increase the capital contributions obligations of a Class B member or Class B-1 member, without the consent of the affected Class B member or Class B-1 member;

•

modify or amend the non-competition, non-solicitation, confidentiality, or vesting and forfeiture provisions in a manner that is adverse to an employee member without either the employee member’s consent, or the approval of two-thirds in interest of the Class B members, so long as each adversely affected employee member receives at least 60 days prior notice thereof; or

•	modify or amend any provision of the agreement requiring approval of any specified group or sub-group of Class B members without obtaining the approval of that specified group or sub-group.

Amended and Restated Limited Partnership Agreement of Pzena Investment Management, LP

In December 2015, we extended to all our employee members, an invitation to subscribe for limited partnership interests in a newly formed Delaware limited partnership, Pzena Investment Management, LP (“PIM LP”), allowing our employee members, if they elected, to contribute their current and future Class B unit interests  in our operating company and their shares of our Class B common stock to PIM LP in exchange for a corresponding number of limited partnership interests in PIM LP effective as of January 1, 2016. In December 2019, we amended and restated the partnership agreement for PIM LP to allow for the contribution of Class B-1 units in our operating company.  The limited partnership interests in PIM LP have substantially the same economic rights as the Class B units or Class B-1 units which were contributed and are redeemable by the limited partner for Class B units and shares of Class B common stock or for Class B-1 units.  Employee members who participate in the invitation continue to be subject to the non-compete, non-solicitation and forfeiture provisions of the amended and restated operating agreement of Pzena Investment Management, LLC and receive substantially the same economic rights as if they had not participated in the invitation. We serve as the general partner of PIM LP.  Prior to any vote of our common stockholders or of the members of our operating company, the limited partners of PIM LP who contributed Class B units and their shares of Class B common stock shall hold a preliminary vote directing us as the general partner of PIM LP how to vote all the Class B units or Class B common stock, as applicable, according to the majority vote of the limited partners of PIM LP.   The new structure serves to aggregate employee ownership in one entity and provides certain administrative conveniences, including having employees as members of one entity for accounting and tax reporting purposes and the ease of discussing the ownership structure with third parties.

Tax Receivable Agreement

On October 30, 2007, we entered into a tax receivable agreement, which was amended on November 12, 2012, with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement may also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

This agreement requires us to pay certain holders of Class B units 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in the case of an early termination payment by us, or a change in control, as discussed below) as a result of the increases in tax basis described above (see “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Tax Receivable Agreement” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020), and certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments thereunder. Cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase in our share of the tax basis of the tangible and intangible assets of Pzena Investment Management, LLC.

On December 18, 2017, we entered into an amendment to the tax receivable agreement to remove the requirement for an Advisory Firm Letter as defined therein.

Resale and Registration Rights Agreement

On October 30, 2007, we entered into a resale and registration rights agreement with each holder of Class B units of Pzena Investment Management, LLC outstanding on that date. The terms of this agreement also apply to Class B units that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B members will become parties to this agreement.

Pursuant to this agreement, any shares of Class A common stock issued upon exchange of Class B units will be eligible for resale pursuant to a registration statement, or the shelf registration statement, subject to the resale timing and manner limitations described below.

We have shelf registration statements filed with the SEC which register shares of our Class A common stock for resale, as well as for issuance in exchange for Class B units of our operating company. See "Related Party Transactions — Certain Agreements of Pzena Investment Management, Inc. and its Operating Company, Pzena Investment Management, LLC — Amended and Restated Operating Agreement of Pzena Investment Management, LLC — Exchange Rights."

As of October 30, 2011, holders of Class B units are able to exchange their Class B units for shares of our Class A common stock, subject to the exchange timing and volume limitations described above (see "Related Party Transactions — Certain Agreements of Pzena Investment Management, Inc. and its Operating Company, Pzena Investment Management, LLC — Amended and Restated Operating Agreement of Pzena Investment Management, LLC — Exchange Rights"), and are permitted to sell their shares in any manner, but only at times determined by us, in our sole discretion. We shall provide for at least one exchange date in each twelve-month period, pursuant to which holders of Class A common stock issued upon exchange of vested Class B units can resell such shares of Class A common stock.

In response to certain SEC recommendations regarding our shelf registration statements, we amended our operating agreement during the first quarter of 2012 to remove certain default and other exchange provisions, as is reflected in the amended and restated operating agreement of Pzena Investment Management, LLC.

We have agreed to indemnify the holders of Class B units against any losses or damages resulting from any untrue statement, or omission of material fact, in any registration statement or prospectus pursuant to which they may sell the shares of our Class A common stock that they receive upon exchange of their Class B units, unless such liability arose from the selling stockholder’s misstatement or omission, and the holders have agreed to indemnify us against all losses caused by their misstatements or omissions. We will pay certain expenses incident to our performance under the registration rights agreement, and the selling stockholders will pay certain other expenses, in addition to their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares of Class A common stock pursuant to the registration rights agreement.

Stockholders’ Agreement Among Class B Stockholders

On October 30, 2007, we entered into a stockholders’ agreement with each holder of Class B common stock outstanding on that date. The terms of this agreement also apply to shares of Class B common stock that have been or may be issued after such date to existing or new Class B members of the operating company. If applicable, any such new Class B common stockholders will become parties to this agreement.

Pursuant to this agreement, each of the Class B common stockholders agreed to vote all their shares of Class B common stock together on any matter submitted to our common stockholders for a vote. Prior to any vote of our common stockholders, this agreement provides for a separate, preliminary vote of the shares of Class B common stock on each matter upon which a vote of all common stockholders is proposed to be taken. In this preliminary vote, the participating Class B common stockholders may vote all of the shares of Class B common stock then owned by them in the manner that each may determine in his, her or its sole discretion. Each Class B common stockholder must then vote all of their shares of Class B common stock in accordance with the vote of the majority of the shares of Class B common stock present (in person or by proxy) and voting in this preliminary vote. In order to give effect to these voting provisions, each of these Class B common stockholders granted Mr. Pzena an irrevocable proxy to vote all their shares of Class B common stock in accordance with the vote of this majority in any vote of our common stockholders. In addition, each holder of shares of Class B common stock has agreed that:

•	the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of Class B units to the same person; and
•	in the event the holder transfers any Class B units to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.

This agreement may only be amended with the consent of the holders of a majority of the shares of Class B common stock that are party to the agreement.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2021. Stockholders are being asked to ratify this action of the Audit Committee. Our Board of Directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending December 31, 2021.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the stockholders.

Fees Paid to Independent Registered Public Accounting Firm

Total fees billed for professional services rendered to us by PricewaterhouseCoopers LLP during the years ended December 31, 2020 and 2019, were as follows:

	For the Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$826	$781
Tax Fees	85	83
All Other Fees	44	42
Total	$955	$906

Audit fees relate to professional services rendered for the audits of the consolidated financial statements of the Company and its subsidiaries, professional services rendered for quarterly reviews of the consolidated financial statements of the Company and its subsidiaries, and the audits of the Company’s affiliated funds. Audit fees also include fees for the audit of special purpose financial statements of the operating company.

Tax fees were for reviews of the Company’s tax returns.

All other fees relate to other attestation services over the Company’s investment performance and fees associated with the review of registration statements.

Pre-Approval Policy

The charter of our Audit Committee provides that the Audit Committee shall appoint our independent auditors and shall review and approve, in advance, our independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between us and our independent auditors. The charter of the Audit Committee further provides that audit and permitted non-audit services may be approved in advance: (i) by the Audit Committee, or by one or more members of the Audit Committee designated by the Audit Committee; or (ii) based on policies and procedures adopted by the Audit Committee, provided that (a) the policies and procedures are detailed as to the particular service, (b) the Audit Committee is informed of each service on a timely basis, (c) such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management, and (d) such policies and procedures are disclosed in our annual reports. To date, the Audit Committee has not adopted any policies and procedures relating to the pre-approval of audit and permitted non-audit services.

Notwithstanding the foregoing requirement of the charter of the Audit Committee that audit and permitted non-audit services must be approved in advance, the charter of the Audit Committee provides that pre-approval is not necessary for minor non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total revenues paid by us to our auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by us at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. We refer to the foregoing as the “De Minimus Exception.” None of the services listed above for 2020 and 2019 were approved pursuant to the De Minimus Exception.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting. Under the advance notice provisions of our by-laws, for business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice of the proposal and the proposal must be in proper written form. Our by-laws define what constitutes timely notice and what constitutes proper written form for a stockholder proposal. We have not received any stockholder proposals that comply with the requirements of our by-laws as they relate to stockholders’ proposals and, accordingly, no stockholder proposals will be acted upon at the Annual Meeting. Should any other matters come before the meeting, the persons named in the accompanying proxy card are authorized to vote in their discretion on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our stockholders. In addition to solicitation by mail, the directors and certain officers and employees of our Company may solicit proxies personally. These persons will receive no additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and NYSE reports of ownership on Form 3 and changes in ownership (including changes in ownership of derivative securities representing the right to acquire our securities) on Forms 4 and 5. Such executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of such reports and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were complied with on a timely basis during our fiscal year ended December 31, 2020, except for Forms 4 reporting: the acquisition of 1,064 shares of Class B common stock of our Company and Class B units of our operating company by Mr. Fire, and the sale of 401 shares of Class A common stock of our Company by Ms. Cai, in each case due to an internal administrative oversight.

Stockholder Proposals for the Next Annual Meeting

In order for a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement relating to our next annual meeting of stockholders, it must be received by us at our office, 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), no later than December 6, 2021.

If a stockholder intends to present a proposal for consideration at our 2022 annual meeting of stockholders outside of the processes of Rule 14a-8, including nominating candidates for election as directors, notice of such proposal or nomination must be delivered to our office at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary) not less than 90 nor more than 120 days prior to the anniversary date of the 2021 Annual Meeting of Stockholders. As a result, notice of such proposal or nomination must be received no earlier than January 19, 2022 and no later than February 18, 2022.

Stockholders intending to present a proposal for consideration at an annual meeting outside the processes of Rule 14a-8, including nominating candidates for elections as directors, must comply with the requirements related thereto set forth in our by-laws.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting and the date of this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than April 19, 2022 or later than June 18, 2022 we will inform stockholders of such change, and the effect of such change on the deadlines given above, by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q, or, if that is impracticable, by other means reasonably calculated to inform our stockholders of such change and the new deadlines.

Annual Report on Form 10-K of the Company

A copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 is enclosed with this Proxy Statement. The Annual Report on Form 10-K included with this Proxy Statement includes financial statements for our fiscal year ended December 31, 2020, but excludes exhibits. Our Annual Report on Form 10-K, which includes the financial statements and exhibits, is available on our website at www.pzena.com.

We will provide, without charge, to any holder of our shares of common stock as of the Record Date, additional copies of our Form 10-K, including the financial statements, but excluding the exhibits, for our fiscal year ended December 31, 2020. Stockholders who wish to receive an additional copy of our Form 10-K should send their requests to us at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock as of the Record Date.

Householding Information

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual reports. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise, or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices located at 320 Park Avenue, 8th Floor, New York, New York 10022 (Attention: Corporate Secretary), or call us at (212) 355-1600. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By order of the Board of Directors,

Joan F. Berger
Corporate Secretary

New York, New York
April 5, 2021

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000489197_1 R1.0.0.153 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Richard S. Pzena 02) John P. Goetz 03) William L. Lipsey 04) Steven M. Galbraith 05) Joel M. Greenblatt 06) Richard P. Meyerowich 07) Charles D. Johnston 08) Shavar D. Jeffries PZENA INVESTMENT MANAGEMENT, INC. 320 PARK AVENUE, 8TH FLOOR NEW YORK, NY 10022 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/18/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PZN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/18/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for our Company for our fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com PZENA INVESTMENT MANAGEMENT, INC. Annual Meeting of Shareholders May 19, 2021 10:00 AM This proxy is solicited by the Board of Directors The shares of stock you hold as of the close of business on March 23, 2021 will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" the election of all nominees for director and "FOR" Proposal 2, and otherwise in accordance with the best judgment of the proxy holder. By signing the proxy, you revoke all prior proxies related to the Annual Meeting of Stockholders and appoint Joan F. Berger and Steven Coffey, and each of them (with full power to act without the other and with full power of substitution) as proxies to attend the Annual Meeting of Stockholders on May 19, 2021, and any postponements and adjournments thereof, to vote and act for you on all matters listed on the reverse side hereof, which are set forth in detail in the accompanying proxy statement. Continued and to be signed on reverse side 0000489197_2 R1.0.0.153